Exhibit 99.1

AMCON Distributing Company Reports Results for the Fiscal Year Ended September 30, 2023

OMAHA, Neb.--(BUSINESS WIRE)--November 8, 2023--AMCON Distributing Company (“AMCON” or “the Company”) (NYSE American: DIT), an Omaha, Nebraska based consumer products company, is pleased to announce fully diluted earnings per share of $19.46 on net income available to common shareholders of $11.6 million for the fiscal year ended September 30, 2023.

“We are pleased with our fiscal 2023 results. Our business continues to encounter numerous operating challenges resulting from a labor shortage, supply chain issues, inflation, volatility in energy prices, and rising interest rates. Navigating these headwinds is the central focus of our management team for the near term. One of the core operating philosophies that guide our daily decision-making process is a relentless focus on managing the Company’s balance sheet and maximizing our liquidity position. Another of AMCON’s long-standing core operating philosophies is providing a superior level of customer service. The customer-centric approach we embrace has guided us through these challenging times and helped ensure that AMCON’s customers receive a consistent and timely flow of goods and services,” said Christopher H. Atayan, AMCON’s Chairman and Chief Executive Officer. He further noted, “We continue to actively seek strategic acquisition opportunities for operators who want to align with our customer-centric management philosophy and further the legacy of their enterprises.”

The wholesale distribution segment reported revenues of $2.5 billion and operating income of $39.7 million for fiscal 2023 and the retail health food segment reported revenues of $43.1 million and an operating loss of $0.7 million for fiscal 2023.

“In the medium term our primary strategic objective is to drive the growth of our foodservice business through our Henry’s Foods (“Henry’s”) subsidiary. Henry’s offers a breadth and depth of proprietary foodservice programs and associated store level merchandising that is unparalleled in the convenience distribution industry. Through Henry’s, we now have the capability to offer turn-key solutions that will enable our customer base to compete head on with the Quick Service Restaurant industry. We are investing heavily in our foodservice and technology platforms and associated staffing for these strategic focus areas,” said Andrew C. Plummer, AMCON’s President and Chief Operating Officer. “We are also looking to expand our geographic reach, to better serve our customers as they grow their store footprints.”

Charles J. Schmaderer, AMCON’s Chief Financial Officer said, “At September 30, 2023, our shareholders’ equity was $104.2 million. We continue to prioritize high levels of daily liquidity. Our strong liquidity position provided maximum flexibility to take advantage of attractive short-term merchandising opportunities from several of our key vendor partners that materialized near our fiscal year end.” Mr. Schmaderer also added, “We are investing capital to develop our new 175,000 square foot distribution facility in Springfield, Missouri which will support our customers’ growth initiatives.”

AMCON’s Healthy Edge Retail Group plays an important role in the health and wellness of the communities it serves. Our long-term relationship with the organic/natural products vendor community has enabled our stores to meet the demands of our customers for total wellness solutions. Our strategy is to offer a broad selection of the highest quality organic and natural merchandise available supported by a high degree of customer service not found at other big box retailers within our industry. We continue to rationalize our base of stores as well as developing new store opportunities.

AMCON is a leading Convenience Distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and refrigerated foods, automotive supplies and health and beauty care products with distribution centers in Illinois, Minnesota, Missouri, Nebraska, North Dakota, South Dakota, Tennessee and West Virginia. AMCON, through its Healthy Edge Retail Group, operates seventeen (17) health and natural product retail stores in the Midwest and Florida.

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries CONSOLIDATED BALANCE SHEETS

	September	September
	2023	2022
ASSETS
Current assets:
Cash	$790,931	$431,576
Accounts receivable, less allowance for doubtful accounts of $2.4 million at September 2023 and $2.5 million at September 2022	70,878,420	62,367,888
Inventories, net	158,582,816	134,654,637
Income taxes receivable	1,854,484	819,595
Prepaid expenses and other current assets	13,564,056	12,702,084
Total current assets	245,670,707	210,975,780

Property and equipment, net	80,607,451	48,085,520
Operating lease right-of-use assets, net	23,173,287	19,941,009
Goodwill	5,778,325	5,277,950
Other intangible assets, net	5,284,935	2,093,113
Other assets	2,914,495	2,751,155
Total assets	$363,429,200	$289,124,527

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$43,099,326	$39,962,363
Accrued expenses	14,922,279	14,446,210
Accrued wages, salaries and bonuses	8,886,529	7,811,207
Current operating lease liabilities	6,063,048	6,454,473
Current maturities of long-term debt	1,955,065	1,595,309
Current mandatorily redeemable non-controlling interest	1,703,604	1,712,095
Total current liabilities	76,629,851	71,981,657

Credit facilities	140,437,989	91,262,438
Deferred income tax liability, net	4,917,960	2,328,588
Long-term operating lease liabilities	17,408,758	13,787,721
Long-term debt, less current maturities	11,675,439	7,384,260
Mandatorily redeemable non-controlling interest, less current portion	7,787,227	9,446,460
Other long-term liabilities	402,882	103,968

Shareholders’ equity:
Preferred stock, $.01 par value, 1,000,000 shares authorized	—	—
Common stock, $.01 par value, 3,000,000 shares authorized, 608,689 shares outstanding at September 2023 and 584,789 shares outstanding at September 2022	9,431	9,168
Additional paid-in capital	30,585,388	26,903,201
Retained earnings	104,846,438	96,784,353
Treasury stock at cost	(31,272,163)	(30,867,287)
Total shareholders’ equity	104,169,094	92,829,435
Total liabilities and shareholders’ equity	$363,429,200	$289,124,527

AMCON Distributing Company and Subsidiaries CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Years Ended September
	2023	2022
Sales (including excise taxes of $564.6 million and $467.1 million, respectively)	$2,539,994,999	$2,010,798,385
Cost of sales	2,369,150,102	1,883,078,819
Gross profit	170,844,897	127,719,566
Selling, general and administrative expenses	137,301,668	101,474,359
Depreciation and amortization	7,576,646	3,643,840
	144,878,314	105,118,199
Operating income	25,966,583	22,601,367

Other expense (income):
Interest expense	8,550,431	2,249,552
Change in fair value of mandatorily redeemable non-controlling interest	1,307,599	1,476,986
Other (income), net	(1,193,840)	(2,600,675)
	8,664,190	1,125,863
Income from operations before income taxes	17,302,393	21,475,504
Income tax expense	5,706,000	6,473,380
Equity method investment earnings, net of tax	—	1,670,133
Net income available to common shareholders	$11,596,393	$16,672,257

Basic earnings per share available to common shareholders	$19.85	$29.37
Diluted earnings per share available to common shareholders	$19.46	$28.59

Basic weighted average shares outstanding	584,148	567,697
Diluted weighted average shares outstanding	595,850	583,062

Dividends paid per common share	$5.72	$5.72

AMCON Distributing Company and Subsidiaries CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

					Additional
	Common Stock		Treasury Stock		Paid-in	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
Balance, October 1, 2021	883,589	$8,834	(332,220)	$(30,867,287)	$24,918,781	$83,552,298	$77,612,626
Dividends on common stock, $5.72 per share	—	—	—	—	—	(3,440,202)	(3,440,202)
Compensation expense and issuance of stock in connection with equity-based awards	33,420	334	—	—	1,984,420	—	1,984,754
Net income available to common shareholders	—	—	—	—	—	16,672,257	16,672,257
Balance, September 30, 2022	917,009	$9,168	(332,220)	$(30,867,287)	$26,903,201	$96,784,353	$92,829,435
Dividends on common stock, $5.72 per share	—	—	—	—	—	(3,534,308)	(3,534,308)
Compensation expense and issuance of stock in connection with equity-based awards	26,263	263	—	—	3,682,187	—	3,682,450
Repurchase of common stock	—	—	(2,363)	(404,876)	—	—	(404,876)
Net income available to common shareholders	—	—	—	—	—	11,596,393	11,596,393
Balance, September 30, 2023	943,272	$9,431	(334,583)	$(31,272,163)	$30,585,388	$104,846,438	$104,169,094

AMCON Distributing Company and Subsidiaries CONSOLIDATED STATEMENTS OF CASH FLOWS

	September	September
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income available to common shareholders	$11,596,393	$16,672,257
Adjustments to reconcile net income available to common shareholders to net cash flows from (used in) operating activities:
Depreciation	7,161,468	3,572,953
Amortization	415,178	70,887
Equity method investment earnings, net of tax	—	(1,670,133)
Gain on re-valuation of equity method investment to fair value	—	(2,387,411)
(Gain) loss on sales of property and equipment	(133,659)	(140,139)
Equity-based compensation	2,717,370	3,103,320
Deferred income taxes	2,589,372	797,360
Provision for losses on doubtful accounts	(133,924)	(32,420)
Inventory allowance	(138,820)	212,637
Change in fair value of mandatorily redeemable non-controlling interest	1,307,599	1,476,986
Changes in assets and liabilities, net of effects of business acquisition:
Accounts receivable	(138,956)	3,032,876
Inventories	(7,728,394)	3,240,946
Prepaid and other current assets	(679,229)	(5,344,754)
Equity method investment distributions	—	1,095,467
Other assets	(163,340)	(730,391)
Accounts payable	2,213,085	332,400
Accrued expenses and accrued wages, salaries and bonuses	1,574,050	2,482,409
Other long-term liabilities	298,914	(653,419)
Income taxes payable and receivable	(1,034,889)	(2,241,755)
Net cash flows from (used in) operating activities	19,722,218	22,890,076

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(11,561,347)	(14,691,799)
Proceeds from sales of property and equipment	151,808	152,000
Principal payment received on note receivable	—	175,000
Cash acquired in business combination	—	7,958
Acquisition of Henry's	(54,865,303)	—
Net cash flows from (used in) investing activities	(66,274,842)	(14,356,841)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facilities	2,512,309,723	2,042,679,688
Repayments under revolving credit facilities	(2,463,134,172)	(2,041,106,459)
Proceeds from borrowings on long-term debt	7,000,000	—
Principal payments on long-term debt	(2,349,065)	(4,909,548)
Proceeds from exercise of stock options	—	173,590
Repurchase of common stock	(404,876)	—
Dividends on common stock	(3,534,308)	(3,440,202)
Settlement and withholdings of equity-based awards	—	(1,280,749)
Redemption and distributions to non-controlling interest	(2,975,323)	(737,570)
Net cash flows from (used in) financing activities	46,911,979	(8,621,250)
Net change in cash	359,355	(88,015)
Cash, beginning of period	431,576	519,591
Cash, end of period	$790,931	$431,576

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$8,311,375	$2,210,828
Cash paid during the period for income taxes, net of refunds	4,141,370	7,915,225

Supplemental disclosure of non-cash information:
Equipment acquisitions classified in accounts payable	$1,015,534	$91,656
Effect of business acquisition	—	23,308,624
Issuance of common stock in connection with the vesting and exercise of equity-based awards	2,044,805	2,280,783

Contacts

Charles J. Schmaderer
AMCON Distributing Company
Ph 402-331-3727